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                                                                    EXHIBIT 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Pinnacle Holdings Inc.

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Pinnacle Holdings Inc. Stock Incentive Plan of our report dated April 17, 2001, with respect to the consolidated financial statements and schedule of Pinnacle Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

ERNST & YOUNG LLP

May 15, 2001
Tampa, Florida